As filed with the Securities and Exchange Commission on March 27, 2003

Investment Company Act File No. 811-09735

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE

INVESTMENT COMPANY ACT OF 1940 ☒

Amendment No. 5 ☒

(Check appropriate box or boxes)

MASTER FOCUS TWENTY TRUST

(Exact name of Registrant as specified in charter)

800 Scudders Mill Road

Plainsboro, New Jersey 08536

(Address Of Principal Executive Offices)

(609) 282-2800

(Registrant’s Telephone Number, Including Area Code)

TERRY K. GLENN

Master Focus Twenty Trust

800 Scudders Mill Road

Plainsboro, New Jersey 08536

Mailing Address: P.O. Box 9011, Princeton, New Jersey 08543-9011

(Name and Address of Agent for Service)

Copies to:

Counsel for the Trust: Frank P. Bruno, Esq. SIDLEY AUSTIN BROWN & WOOD LLP 787 Seventh Avenue New York, New York 10019-6018	Philip L. Kirstein, Esq. FUND ASSET MANAGEMENT, L.P. P.O. Box 9011 Princeton, New Jersey 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by Master Focus Twenty Trust (the “Registrant” or “Trust”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Trust’s Part B is incorporated by reference into the Trust’s Part A and the Trust’s Part A is incorporated by reference into the Trust’s Part B.

Master Focus Twenty Trust (the “Trust”) is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (a) the Registration Statement on Form N-1A (Securities Act File No. 333-89775 and Investment Company Act File No. 811-09651) of Merrill Lynch Focus Twenty Fund, Inc. (the “Merrill Lynch Fund”), as amended to date (the “Merrill Lynch Registration Statement”), and (b) the provisions relating to Mercury Advisors Focus Growth Fund (“Focus Growth” and, together with the Merrill Lynch Fund, the “Funds”) in the Registration Statement on Form N-1A (Securities Act File No. 333-49774 and Investment Company Act File No. 811-10153) of Oppenheimer Select Managers, as amended to date (the “Oppenheimer Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part A of the Oppenheimer Registration Statement includes the prospectus of Focus Growth.

The Funds invest all of their respective assets in beneficial interests in the Trust. As of the date hereof, the Funds are the only feeder funds that invest in the Trust. The Funds and any other feeder fund that may invest in the Trust from time to time are referred to herein as “Feeder Funds.”

The Trust is an open-end management investment company that was organized on October 25, 1999 as a statutory trust under the laws of the State of Delaware. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Fund Asset Management, L.P. (the “Manager”) manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust.

i

PART A

MARCH 27, 2003

MASTER FOCUS TWENTY TRUST

Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives.

The Trust’s investment objective is long-term capital appreciation.

(b) Implementation of Investment Objectives.

Outlined below are the main strategies the Trust uses in seeking to achieve its objective.

The Trust tries to achieve its investment objective by investing primarily in common stock of approximately 20 to 30 companies that the Manager believes have strong earnings growth and capital appreciation potential (also known as “aggressive growth companies”). Fund Management begins its investment process by creating a universe of rapidly growing companies that possess certain growth characteristics. That universe is continually updated. Fund Management then ranks each company within its universe by using research models that focus on growth characteristics such as positive earnings surprises, upward earnings estimate revisions, and accelerating sales and earnings growth. Finally, using its own fundamental research and a bottom-up approach to investing, Fund Management evaluates the quality of each company’s earnings and tries to determine whether the company can sustain or increase its current growth trend. Fund Management believes that this disciplined investment process (sometimes referred to as “earnings momentum investing”) enables it to construct a portfolio of investments with strong growth characteristics.

Although the Trust emphasizes investment in common stock, it may also invest in other equity securities including, but not limited to, the following:

•	Securities convertible into common stock

•	Preferred stock

•	Rights and warrants to subscribe to common stock

The Trust generally invests at least 65% of its total assets in equity securities. Normally, the Trust will invest in the common stock of not less than 20 companies. The Trust may invest in companies of any size but emphasizes common stock of companies with mid to large stock market capitalizations (greater than $1 billion).

Other Strategies. In addition to the main strategies outlined above, the Trust may also use certain other investment strategies.

The Trust may invest without limitation in the securities of foreign companies in the form of American Depositary Receipts (“ADRs”). In addition, the Trust may invest up to 10% of its total assets in other forms of securities of foreign companies, including European Depositary Receipts (“EDRs”) or other securities convertible into securities of foreign companies.

The Trust may invest in investment grade, non-convertible debt securities, illiquid securities, and U.S. Government securities of any maturity, although it typically will not do so to a significant extent. The Trust may invest in excess of 35% of its total assets in cash or U.S. dollar-denominated high quality short-term debt instruments for temporary defensive purposes, to maintain liquidity or when economic or market conditions are unfavorable for profitable investing. Normally, a portion of the Trust’s assets will be held in these short-term instruments in anticipation of investment in equities or to meet redemptions. These types of investments typically have a lower yield than other longer-term investments and lack the capital appreciation potential of equity securities. In addition, while these investments are generally designed to limit the Trust’s losses, they can prevent the Trust from achieving its investment objective. The Trust may also make short sales of securities.

Derivatives — The Trust may use derivative instruments including futures, options, indexed securities, inverse securities and swaps. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Trust may use derivatives for hedging purposes, including anticipatory hedges and to seek to increase its return. Hedging is a strategy in which the Trust uses a derivative to offset the risks associated with other Trust holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Trust or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Trust’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

The Trust may also lend its portfolio securities and may invest uninvested cash balances in affiliated money market funds.

Generally, the Trust will not purchase securities for short-term trading profits. However, the Trust may dispose of securities without regard to the time they have been held when such actions, for defensive or other reasons, appear advisable to the Manager in light of a change in circumstances in general market, economic or financial conditions. As a result of its investment policies, the Trust may engage in a substantial number of portfolio transactions. Accordingly, while the Trust anticipates that its annual portfolio turnover rate should not exceed 100% under normal conditions, it is impossible to predict portfolio turnover rates. The portfolio turnover rate is calculated by dividing the lesser of the Trust’s annual sales or purchases of portfolio securities (exclusive of purchases or sales of securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover rate may result in negative tax consequences, such as increased capital gain dividends or ordinary income dividends. High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Trust. The portfolio turnover of the Trust increased to 275.69%, for the fiscal year ended November 30, 2002, from 137.66% for the fiscal year ended November 30, 2001. The increase in portfolio turnover was in response to the extraordinary volatility of the markets during the year.

(c) Risks.

Set forth below is a summary discussion of the general risks of investing in the Trust. As with any mutual fund, there can be no guarantee that the Trust will meet its objectives, or that the Trust’s performance will be positive over any period of time. Investors may lose money investing in the Trust.

Set forth below are the main risks of investing in the Trust:

Market Risk — Market risk is the risk that the U.S. or foreign equity markets will go down in value, including the possibility that the U.S. or foreign equity markets will go down sharply and unpredictably. In particular, the equity securities purchased by the Trust may be particularly sensitive to changes in earnings or interest rate increases because they typically have higher price-earnings ratios. As a result, investors should expect more volatility and should expect that when markets decline, the Trust may underperform the market averages.

Selection Risk —  Selection risk is the risk that the securities that the Manager selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies. If Trust managment’s expectations regarding particular stocks are not met, the Trust may not achieve its investment objective.

Sector Risk—To the extent that the Trust concentrates its investments in a specific sector, there is the possibility that the investments within that sector will decline in price due to industry-specific market or economic developments.

Investing Style Risk—The Trust follows an investment style that favors aggressive growth companies. This investment style may over time go in and out of favor. At times when the aggressive growth investing style is out of favor, the Trust may underperform other equity funds that are different investment styles.

Non-Diversification Risk — The Trust is non-diversified, which means that it invests in a limited number of companies in order to seek to achieve a potentially greater return. If the Trust invests in securities of a smaller number of issuers, the Trust’s volatility risk is increased because developments affecting an individual issuer have a greater impact on the Trust’s performance.

The Trust may also be subject to other risks associated with its investments and investment strategies, including:

Convertibles — Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Warrants — A warrant gives the Trust the right to buy a quantity of stock. The warrant specifies the amount of underlying stock, the purchase (or “exercise”) price, and the date the warrant expires. The Trust has no obligation to exercise the warrant and buy the stock. A warrant has value only if the Trust exercises it or sells it before it expires. If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Trust loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

Foreign Market Risk — The Trust may invest in companies located in countries other than the United States. This may expose the Trust to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

•	Foreign holdings may be adversely affected by foreign government action

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

Depositary Receipts — The Trust may invest in securities of foreign issuers in the form of Depositary Receipts. ADRs are receipts typically issued by an American bank or trust company that show evidence of underlying securities issued by a foreign corporation. EDRs evidence a similar ownership arrangement. The Trust may also invest in unsponsored Depositary Receipts. The issuers of such unsponsored Depositary Receipts are not obligated to disclose material information in the United States. Therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.

Illiquid Securities — The Trust may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Trust buys illiquid securities, it may be unable to quickly sell them or may be able to sell them only at a price below current value.

Restricted Securities — Restricted securities have contractual or legal restrictions on their resale. They may include private placement securities that the Trust buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market. Restricted securities may be illiquid. The Trust may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Trust may get only limited information about the issuer, so they may be less able to predict a loss. In addition, if the Manager receives material adverse nonpublic information about the issuer, the Trust will not be able to sell the securities.

Rule 144A Securities — Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

Debt Securities — Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. These securities are also subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Securities Lending — The Trust may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Trust.

Repurchase Agreements; Purchase and Sale Contracts — The Trust may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price. This insulates the Trust from changes in the market value of the security during the period, except for currency fluctuations. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Trust may lose money.

Derivatives — The Trust may use derivative instruments including futures, options, indexed securities, inverse securities and swaps. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

Credit risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.

Currency risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investment) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Trust may use derivatives for hedging purposes, including anticipatory hedges and to seek to increase its return. Hedging is a strategy in which the Trust uses a derivative to offset the risks associated with other Trust holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Trust or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Trust, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Trust’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Trust is not required to use hedging and may choose not to do so.

Short Sales

The Trust may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Trust does not own declines in value. When the Trust makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale as collateral for its obligation to deliver the security upon conclusion of the sale. The Trust may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

The Trust’s obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to uncovered short positions, the Trust will also be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security, regarding payment over of any payments received by the Trust on such security, the Trust may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 5% of the value of its total assets.

The Trust may also make short sales “against the box” without being subject to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Borrowing and Leverage Risk — The Trust may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Trust shares and in the return on the Trust’s portfolio. Borrowing will cost the Trust interest expense and other fees. The cost of borrowing may reduce the Trust’s return. Certain securities that the Trust buys may create leverage, including, for example, options, warrants and indexed and inverse securities.

Item 6. Management, Organization, and Capital Structure.

(a)(1) Investment Manager.

The Manager manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The investment management agreement between the Trust and the Manager gives the Manager the responsibility for making all investment decisions for the Trust. The Manager has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”), an affiliate, under which the Manager may pay a fee for services it receives from MLAM U.K.

The Trust pays the Manager a fee at the annual rate of 0.60% of the average daily net assets of the Trust.

The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. MLAM U.K. was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50 registered investment companies. The Manager and its affiliates had approximately $450 billion in investment company and other portfolio assets under management as of January 2003. This amount includes assets managed for Merrill Lynch affiliates.

(a)(2) Portfolio Manager.

Michael S. Hahn is primarily responsible for the day-to-day management of the Trust. Mr. Hahn is Vice President of the Trust and has been Portfolio Manager of the Trust since November 6, 2001. Mr. Hahn has been a Portfolio Manager with Merrill Lynch Investment Managers since 2000 and was an Associate Portfolio Manager of Merrill Lynch Investment Managers from 1999 to 2000. Mr. Hahn was a portfolio manager and analyst for the PBHG family of mutual funds from 1996 to 1999.

(b) Capital Stock.

The Trust is organized as a statutory trust under the laws of the State of Delaware. Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than a smaller feeder fund over the operations of the Trust. A Feeder Fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interests in the Trust.

Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 7 herein.

Item 7. Shareholder Information.

(a) Pricing of Beneficial Interests in the Trust.

The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The

NYSE generally closes at 4:00 p.m., Eastern time. If events that are expected to materially effect the value of securities traded in other markets occur between the close of those markets and the close of business on the NYSE, these securities may be valued at their fair value. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager are accrued daily.

Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE, by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE or the next determination of the aggregate net asset value of the Trust.

(b) Purchase of Beneficial Interests in the Trust.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

(c) Redemption of Beneficial Interests in the Trust.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(d) Dividends and Distributions.

Not applicable.

(e) Tax Consequences.

Because the Trust intends to operate as a partnership for federal income tax purposes, the Trust will not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”).

Item 8. Distribution Arrangements.

(a) Sales Loads.

Not Applicable.

(b) 12b-1 Fees.

Not Applicable.

(c) Multiple Class and Master/Feeder Funds.

The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust. As of November 30, 2002, the Trust had net assets of approximately $198.4 million.

The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement under “Master/Feeder Structure.”

PART B

MARCH 27, 2003

MASTER FOCUS TWENTY TRUST

Item 10.    Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master Focus Twenty Trust (the “Trust”), dated March 27, 2003, as it may be revised from time to time (the “Trust’s Part A”). To obtain a copy of the Trust’s Part A, please call the Trust at 1-888-637-3863, or write to the Trust at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-1A (Securities Act File No. 333-89775 and Investment Company Act File No. 811-09651) of Merrill Lynch Focus Twenty Fund, Inc. (the “Merrill Lynch Fund”), as amended to date (the “Merrill Lynch Registration Statement”). This Registration Statement should be read in conjunction with: (a) the Merrill Lynch Registration Statement, and (b) the provisions relating to Mercury Advisors Focus Growth Fund (“Focus Growth” and, together with the Merrill Lynch Fund, the “Funds”) in the Registration Statement on Form N-1A (Securities Act File No. 333-49774 and Investment Company Act File No. 811-10153), as amended to date (the “Oppenheimer Registration Statement”). Part A of the Merrill Lynch Registration Statement includes the prospectus of the Merrill Lynch Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Merrill Lynch Fund. Part A of the Oppenheimer Registration Statement includes the prospectus of Focus Growth. Part B of the Oppenheimer Registration Statement includes the statement of additional information of Focus Growth.

The Trust is part of a “master/feeder” structure. The Funds invest all of their respective assets in beneficial interests in the Trust. The Funds are currently the only feeder funds that invest in the Trust. The Funds, and any other feeder fund that may invest in the Trust from time to time are referred to herein as “Feeder Funds.”

Item 11.    Trust History.

Information relating to the history of the Trust is incorporated herein by reference from Item 4 of the Trust’s Part A.

Item 12.     Description of the Trust and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from the section entitled “Investment Objective and Policies” in Part I of the statement of additional information of the Merrill Lynch Registration Statement.

Item 13.     Management of the Trust.

(a)	Board of Trustees of the Trust.

The Trustees of the Trust consist of eight individuals, seven of whom are not “interested persons “of the Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “non-interested Trustees”). The Trustees of the Trust are also the Directors of the Fund. The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Each non-interested Trustee is a member of the Trust’s Audit Committee (the “Committee “). The principal responsibilities of the Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between the Trust, management and such independent accountants. The Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Trustees. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist it in connection with these duties. The Committee met four times during the fiscal year ended November 30, 2002.

(b) Management Information.

Biographical Information.    Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of investment companies and portfolios overseen in the complex of funds advised by Fund Asset Management, L.P. (“FAM” or the “Manager”) or its affiliate, Merrill Lynch Investment Managers, L.P. (“MLIM”) (“MLIM/FAM-advised funds”) and other public directorships:

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office**and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
James H. Bodurtha (59)	Trustee	Trustee since 1999

Director and Executive Vice President, The China Business Group, Inc., since 1995; Chairman and Chief Executive Officer, China Enterprise Management Corporation from 1993 to 1996; Chairman, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.

				42 registered investment companies consisting of 60 portfolios	None

Joe Grills (67)	Trustee	Trustee since 2002

Member of the Committee of

Investment of Employee Benefit

Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992;

Assistant Treasurer of International

Business Machines Corporation

(“IBM”) and Chief Investment

Officer of IBM Retirement Funds

from 1986 to 1993; Member of the

Investment Advisory Committee of

the State of New York Common

Retirement Fund since 1989; Member of the Investment Advisory

Committee of the Howard Hughes

Medical Institute from 1997 to 2000;

Director, Duke Management Company since 1992 and Vice Chairman thereof since 1998; Director, LaSalle Street Fund from

1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998 and Vice Chairman thereof since 2002; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.

				42 registered investment companies consisting of 60 portfolios	Kimco Realty Corporation

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Herbert I. London (64)	Trustee	Trustee since 1999

John M. Olin Professor of

Humanities, New York

University since 1993 and

Professor thereof since 1980;

President, Hudson Institute since

1997 and Trustee thereof since

1980; Dean, Gallatin Division of

New York University from 1976

to 1993; Distinguished Fellow,

Herman Kahn Chair, Hudson

Institute from 1984 to 1985;

Director, Damon Corp. from 1991

to 1995; Overseer, Center for

Naval Analyses from 1983 to

1993; Limited Partner, Hypertech

LP since 1996.

				42 registered investment companies consisting of 60 portfolios	None

Andre F. Perold (50)	Trustee	Trustee since 1999

Harvard Business School: George

Gund Professor of Finance and

Banking since 2000; Senior

Associate Dean, Director of

Faculty Recruiting since 2001;

Finance Area Chair from 1996 to

2001; Sylvan C. Coleman Professor

of Financial Management from

1993 to 2000; Director, Genbel

Securities Limited and Gensec

Bank since 1999; Director,

Stockback, Inc. since 2000;

Director, Sanlam Limited since

2001; Trustee, Commonfund from

1989 to 2001; Director, Sanlam

Investment Management from

1999 to 2001; Director,

Bulldogresearch.com from 2000 to

2001; Director, Quantec Limited

1991 to 1999.

				42 registered investment companies consisting of 60 portfolios	None

Roberta Cooper Ramo (60)	Trustee	Trustee since 1999

Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976.

				42 registered investment companies consisting of 60 portfolios	None

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Robert S. Salomon, Jr. (66)	Trustee	Trustee since 2002

Principal of STI Management

since 1994; Chairman and CEO of Salomon Brothers Asset Management from 1992 to 1995; Chairman of Salomon Brothers equity mutual funds from 1992 to 1995; regular columnist with Forbes magazine from 1992 to 2001; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers from 1975 to 1991; Trustee,

Commonfund from 1980 to 2001.

				42 registered investment companies consisting of 60 portfolios	None

Stephen B. Swensrud (69)	Trustee	Trustee since 2002

Chairman of Fernwood Advisors

(investment adviser) since 1996;

Principal of Fernwood Associates

(financial consultant) since 1975;

Chairman of RPP Corporation

(manufacturing) since 1978;

Director, International Mobile Communications, Inc.

(telecommunications) since 1998.

				43 registered investment companies consisting of 61 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified, or until his or her death or resignation, or removal as provided in the Trust’s by-laws or charter or by statute, or until December 31 of the year in which her or she turns 72.

Certain biographical and other information relating to the Trustee who is an officer and “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held:

Name, Address* and Age	Position(s) Held with the Trust	Term of Office*** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn (62)**	Trustee and President	Trustee**** and President since 1999

President and Chairman of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President of FAM and MLIM (which terms

as used herein include their corporate

predecessors) from 1983 to 2000;

President of FAM Distributors, Inc.

(“FAMD” or the “Distributor”) from

1986 to 2002 and Director thereof from 1991 to 2002; Executive Vice President and

Director of Princeton Services, Inc.

(“Princeton Services”) from 1993 to

2002; President of Princeton

Administrators, L.P. from 1988 to 2002;

Director of Financial Data Services, Inc.

from 1985 to 2002.

				120 registered investment companies consisting of 162 portfolios	None

Robert C. Doll (47)	Senior Vice President	Senior Vice President since 2001

President of FAM and MLIM since

October 2001; Director of Princeton

Services since October 2001; Co-Head

(Americas Region) MLIM

from 2000 to 2001 and Senior Vice

President thereof from 1999 to 2001;

Chief Investment Officer of

Oppenheimer Funds, Inc. in 1999 and

Executive Vice President thereof from

1991 to 1999.

				51 registered investment companies consisting of 71 portfolios	None

Name, Address* and Age	Position(s) Held with the Trust	Term of Office*** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM-Advised Funds and Portfolios Overseen	Public Directorships
Donald C. Burke (42)	Vice President and Treasurer	Vice President and Treasurer since 1999

First Vice President of MLIM and

FAM since 1997 and Treasurer

thereof since 1999; Senior Vice

President and Treasurer of Princeton

Services since 1999; Vice President of

FAMD since 1999; Vice President of

MLIM from 1990 to 1997;

Director of Taxation of MLIM since

1990.

				119 registered investment companies consisting of 161 portfolios	None
Michael S. Hahn (34)	Vice President and Portfolio Manager	Vice President since 2001

Vice President and Portfolio Manager of the Trust since 2001; Portfolio Manager with MLIM since 2000; Associate Portfolio Manager with MLIM from 1999 to 2000; portfolio manager and analyst for the PBHG family of mutual funds from 1996 to 1999.

				3 registered investment companies consisting of 2 portfolios	None
Susan B. Baker (45)	Secretary	Secretary since 2002	Director (Legal Advisory) of MLIM since 1999; Vice President of MLIM from 1993 to 1999; attorney associated with MLIM since 1987.	38 registered investment companies consisting of 44 portfolios	None

*	The address of each officer is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Fund based on his former positions with FAM, MLIM, FAMD, Princeton Services, and Princeton Administrators, L.P.
***	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
****	As a Trustee, Mr. Glenn serves until his successor is elected and qualified or until his death or resignation, or removal as provided in the Trust’s by-laws or charter or by statute, or until December 31 of the year in which he turns 72.

Share Ownership. Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (‘Supervised Merrill Lynch Funds’) as of December 31, 2002 is set forth in the chart below:

Name	Aggregate Dollar Range of Equity in the Trust*	Aggregate Dollar Range of Securities in All Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	N/A	Over $100,000
Non-Interested Trustees:
James H. Bodurtha	N/A	$50,001-$100,000
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	Over $100,000
André F. Perold	N/A	$0
Roberta Cooper Ramo	N/A	$50,001-$100,000
Robert S. Salomon, Jr	N/A	$0
Stephen B. Swensrud	N/A	$0

*	The Trust does not sell its interests to the public.

        As of March 21, 2003, the Trustees and officers of the Trust as a group owned an aggregate of less than 1% of the outstanding shares of the Trust. As of December 31, 2002, none of the non-interested Trustees of the Trust or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. (“ML & Co.”).

(c) Compensation

Effective January 1, 2003, each non-interested Trustee will receive an aggregate annual retainer of $132,000 for his or her services to MLIM/FAM-advised funds. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each such fund. In addition, each non-interested Trustee receives a fee per in-person Board meeting attended and per in-person commitee meeting attended. The annual per meeting fees paid to each non-interested Trustee aggregate $100,000 for all MLIM/FAM-advised funds for which that Trustee serves and are allocated equally among those funds.

The following table shows the compensation earned by the non-interested Trustees for the fiscal year ended November 30, 2002 and the aggregate compensation paid to them from all MLIM/FAM-advised funds for the calendar year ended December 31, 2002. During such periods the Trustees were paid by the Trust under a different compensation schedule than that described above.

Name	Compensation From Trust	Pension or Retirement Benefits Accrued as Part of Trust Expense	Aggregate Compensation From Trust and Other MLIM/FAM- Advised Funds(1)
James H. Bodurtha†	$6,381	None	$276,150
Joe Grills†*	$3,247	None	$266,097
Herbert I. London	$6,381	None	$276,150
André F. Perold	$6,381	None	$276,150
Roberta Cooper Ramo	$6,381	None	$276,150
Robert S. Salomon, Jr*	$3,247	None	$255,647
Melvin R. Seiden††*	$3,247	None	$255,647
Stephen B. Swensrud *	$3,247	None	$315,564

†	Co-chairman of the Committee.
††	Retired as a Trustee effective January 1, 2003.
*	Elected a Trustee effective April 15, 2002.

(1)	For information on the number of MLIM/FAM advised funds from which each Trustee receives compensation, see the table beginning on page B-3.

(d) Sales Loads.

Not Applicable.

(e) Code of Ethics.

        The Board of Trustees of the Trust has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Trust, the Merrill Lynch Fund, FAM, MLAM U.K. and the Distributor. The Code of Ethics established procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

Item 14.    Control Persons and Principal Holders of Securities.

As of the date hereof, the Merrill Lynch Fund owns 98.10% of the outstanding shares of beneficial interest of the Trust and, therefore, controls the Trust.

All holders of beneficial interests (“Holders”) are entitled to vote in proportion to the amount of their interests in the Trust. There is no cumulative voting. Accordingly, the Holder or Holders of more than 50% of the aggregate beneficial interests in the Trust would be able to elect all the Trustees.

Item 15.    Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 4 in the Trust’s Part A.

Information relating to the investment management and other services provided to the Trust or on behalf of the Trust is incorporated herein by reference from the sub-section entitled “Management and Advisory Arrangements” in the section entitled “Management of the Fund” in Part B of the Merrill Lynch Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Merrill Lynch

Registration Statement under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Merrill Lynch Registration Statement
Item 15(a)	Management and Advisory Arrangements
Item 15(c)	Management and Advisory Arrangements
Item 15(d)	Management and Advisory Arrangements
Item 15(e)	Not Applicable
Item 15(f)	Not Applicable
Item 15(g)	Not Applicable
Item 15(h)	General Information

FAMD, P.O. Box 9081, Princeton, New Jersey, 08543-9081, an affiliate of FAM, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 16.    Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference from the sections entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the Merrill Lynch Registration Statement.

Item 17.    Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

The Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with its pro rata interests in the Trust. No certificates are issued.

Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 18.    Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 7 and Item 8 in the Trust’s Part A.

(a) Purchase of Beneficial Interests in the Trust.

The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-

U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE, by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business on the NYSE or the next determination of the aggregate net asset value of the Trust.

Securities that are held by the Trust that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees of the Trust as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Trustees of the Trust. Short positions in securities traded in the OTC market are valued at the last available ask price in the OTC market prior to the time of valuation. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based on the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Trust are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees of the Trust. Such valuations and procedures will be reviewed periodically by the Board of Trustees of the Trust.

Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of interests in the Trust are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Trust’s net asset value. If events that are expected to materially affect the value of such securities occur during such periods, then these securities may be valued at their fair value as determined in good faith by the Board of Trustees of the Trust or by the Manager using a pricing service and/or procedures approved by the Board of Trustees.

Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank).

The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Trust’s transfer agent. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust’s transfer agent of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period on which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

(b) Fund Reorganizations.

Not Applicable.

(c) Offering Price.

Not Applicable.

Item 19.    Taxation of the Trust.

Because the Trust intends to qualify as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”).

The Trust’s taxable year-end is November 30, 2003. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

The Trust may invest in futures contracts or options. Certain options and futures contracts and foreign currency contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40” gains or losses). Also, section 1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e. treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

Certain hedging transactions undertaken by the Trust may result in “straddles” for federal income tax purposes. The straddle rules contained in Code § 1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code which are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258 of the Code, applicable to “conversion transactions” or Section 1259, applicable to “constructive sales,” may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

The Trust may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Merrill Lynch Fund have received a private letter ruling from the IRS to the effect that, because the Trust is classified as a partnership for tax purposes, the Merrill Lynch Fund will be entitled to look to the underlying assets of the Trust in which it has invested for purposes of satisfying various requirements of the Code applicable to RICs. The IRS has issued published guidance to the same effect which may be relied upon by Focus Growth and other feeder funds if certain requirements are met. If any of the facts supporting reliance on the ruling or the IRS published guidance change in any material respect (e.g., if the Trust were required to register its interests under the 1933 Act), then each Fund’s Board of Directors will determine, in their discretion, the appropriate course of action for such Fund. One possible course of action would be to withdraw the Fund’s investments from the Trust and to retain an investment adviser to manage such Fund’s assets in accordance with the investment policies applicable to that Fund.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar-year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 20.    Underwriters.

The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 21.    Calculation of Performance Data.

Not Applicable.

Item 22.    Financial Statements.

The audited financial statements of the Trust are incorporated in this Part B by reference to the 2002 Annual Report to shareholders, dated November 30, 2002 of Merrill Lynch Focus Twenty Fund, Inc. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

PART C. OTHER INFORMATION

Item 23. Exhibits.

Exhibit Number

1(a)	—Certificate of Trust, dated October 25, 1999.(a)
(b)	—Amended and Restated Declaration of Trust, dated December 7, 1999.(a)
(c)	—Certificate of Amendment to Certificate of Trust, dated November 5, 1999.(a)
2	—By-Laws of the Registrant.(a)
3	—Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4(a)	—Form of Amended Management Agreement between the Registrant and Fund Asset Management, L.P.(c)
(b)	—Form of Sub-Advisory Agreement between Fund Asset Management, L.P. and Merrill Lynch Asset Management U.K. Limited.(a)
5	—Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6	—None.
7	—Form of Custody Agreement between the Registrant and The Bank of New York.(i)
8(a)(1)	—Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(d)
(a)(2)	—Form of Second Amended and Restated Credit Agreement between the Registrant, a syndicate of banks and certain other parties.(e)
(a)(3)	—Form of Third Amended and Restated Credit Agreement Among the Registrant, syndicate of banks and certain other parties.(j)
(b)	—Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(f)
(c)	—Form of Subscription Agreement for the acquisition of interests in the Registrant.(f)
(d)	—Form of Master-Feeder Participation Agreement.(c)
(e)	—Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(h)
(f)	—Securities Lending Agreement.(k)
9	—Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
10	—Consent of Deloitte & Touche LLP, independent auditors for the Registrant.
11	—None.
12	—Certificate of Merrill Lynch Focus Twenty Fund, Inc.(a)
13	—None.
14	—None.
15	—Code of Ethics.(g)

(a)	Filed on December 21, 1999, as an Exhibit to the Registrant’s Registration Statement on Form N-1A (File No. 811-09735) (the “Registration Statement”) under the Investment Company Act of 1940, as amended.
(b)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Amended and Restated Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(c)	Filed on March 27, 2001, as an Exhibit to Amendment No. 2 to the Registration Statement.
(d)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(e)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
(f)	Filed on March 21, 2000, as an Exhibit to Amendment No. 1 to the Registration Statement.
(g)	Incorporated by reference to Exhibit 15 to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust (File No. 33-50417) filed on November 22, 2000.
(h)	Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(i)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of The Asset Program, Inc. (File No. 33-53887) filed on March 21, 2002.
(j)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, (File No. 333-15973), filed December 13, 2002.
(k)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333,48929), filed on July 24, 2002.

Item 24. Persons Controlled by or under Common Control with the Trust.

None.

Item 25. Indemnification.

Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registration Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Trust shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.

Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Trust.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of the Investment Adviser.

See Item 6 in the Trust’s Part A and Item 15 in Part B of the Trust’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 26 in Part C of the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc.

Item 27. Principal Underwriters.

(a) FAMD acts as the placement agent for the Registrant and the principal underwriter for each of the following open-end registered investment companies: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Global Holdings, Inc., Mercury Funds II, Mercury Large Cap Series Funds, Inc., Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Growth V.I. Fund of Mercury V.I. Funds, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Basic Value Principal Protected Fund, Merrill Lynch Core Principal Protected Fund, and Merrill Lynch Fundamental Growth Principal Protected Fund.

(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant
Brian Murdock	President	None
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer
Robert Harris	Secretary	None

(c) Not Applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940, as amended, and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 29. Management Services.

Other than as set forth or incorporated by reference in Item 6 of the Trust’s Part A and Item 13 and Item 15 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 27th day of March, 2003.

MASTER FOCUS TWENTY TRUST

(Registrant)

/s/    TERRY K. GLENN

By:

(Terry K. Glenn, President)

INDEX TO EXHIBITS

Exhibit Number	Description

10	—Consent of Deloitte & Touche LLP, independent auditors for the Registrant